Exhibit 10.1

Pledge Contract

(For each single public business)

No.: X.Y.S.L.G.Z.Y.Z. (2015) 0136

Pledgee: Industrial Bank, Shenzhen Longgang Branch

Correspondence Add.: No. 113, Phase Ⅰ, Garden Land, Longxiang Avenue, Central Town, Longgang District, Shenzhen

Zip Code: 518172                                Telex:

Tel.: 0755-33830336                                Fax: 0755-33837807

Pledgor: Shupeng Technology (Shenzhen) Co., Ltd.

Correspondence Add.: Building A Plant, Chaoshun Industrial Zone, Renmin Road, Danhu Community, Guanlan Street, Bao’an District, Shenzhen

Zip Code: 518000                                Telex:

Tel.: 0755-89686236                                Fax: 0755-89686819

Signed at: Industrial Bank Co., Ltd, Shenzhen Branch, Industrial Bank Building, Futian District, Shenzhen

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Important Tips for Execution

In order to protect your rights and interests, before signing the Contract, please carefully read the Contract, check and confirm the following matters:

I. You have the right to execute the Contract and, if the consent from others is legally required, you have already obtained the full authorization;

II. You have already carefully read and fully understood the terms of the Contract and specially pay attention to the terms on the assumption of liabilities, discharge or limitation of the liabilities undertaken by the Industrial Bank, as well as the contents written in boldface.

III. You and your company have already fully understood the meaning and corresponding legal consequences of the terms of the Contract and are willing to be bound by such terms;

IV The text of the Contract provided by the Industrial Bank is only used as the model text. Blank parts are set behind relevant terms of the Contract and supplementary terms are added at the end of the Contract for the modification, addition or deletion of the Contract by the parties.

V. If you still have any questions about the Contract, please timely consult the Industrial Bank.

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Whereas, the Pledgor provides the pledge guarantee for the financing service provided by the Pledgee (that is, the “Creditor”) to Shupeng Technology (Shenzhen) Co., Ltd. (hereinafter referred to as “Debtor”). Now therefore, in order to identify the responsibilities and honor the commitments, through negotiation both parties conclude the Contract for the purpose of joint abidance.

Article 1 Definition and Interpretation

Unless otherwise stipulated herein,

1. Financing mentioned herein means the loan, negotiation, acceptance, discount or other financial services provided by the Pledgee to the Debtor in accordance with the provisions of the Master Contract.

2. The definition and interpretation of the Master Contract shall apply to the Contract.

Article 2 Master Contract

1. The basic contents of the Master Contract guaranteed by the Contract are:

(1)  Name of the Contract: Contract for Bank’s Acceptance of Commercial Bill

(2)  Contract No.: X.Y.S.L.G.C.D.Z. (2015)

(3)  Type of financing: bank’s acceptance bill                  Currency: RMB

(4)  Financing amount: RMB 6,982,369.00               Interest rate:

(5)  Principal debts performance period:

2. In case of any difference between the actual period of the principal debts and the one mentioned above, it shall be subject to the period specified in the loan certificate and other certificates of indebtedness.

Article 3 Pledged Item

The Pledgor is willing to establish the pledge on its own bank’s acceptance bill (name of the pledged item). The name, quantity, specs, value and other information over the pledged item specifically, see the attached List of Pledged Item. The effect of the pledge shall extend to the accessory things, accessory rights, right of subrogation, appendix, mixture, processed items and fructus.

Article 4 Scope of Pledge Guarantee

1. The pledge guarantee hereunder covers the principal, interests (including the default interests and compound interests), penalty and compensation for damages in connection with the principal creditor’s rights as well as the costs incurred by the Pledgee for the purpose of realization of the creditor’s rights. The costs incurred by the Pledgee for the purpose of realization of the creditor’s rights mean such litigation (arbitration) cost, attorney fee, traveling expenses, execution fee, preservation fee and other necessary costs arising from the realization of creditor’s rights as are paid by the Pledgee to realize the creditor’s rights through litigation and arbitration.

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2. For the avoidance of doubt, any and all expenses and expenditure incurred by the Pledgee for the purpose of preparation, improvement, performance or enforcement of the Contract or the rights hereunder or in connection therewith shall constitute a part of the guaranteed creditor’s rights, including but not limited to the attorney fee, litigation or arbitration fee.

Article 5 Pledge Period

(1)  The pledge shall exist concurrently with the principal debts. After the principal debts are completely repaid, the pledge shall disappear.

(2)  If required by the pledge registration department, the pledge period shall be registered from to    ∕     .. If, when the pledge period expires, the Debtor fails to repay the principal debts in full, then:

1. The pledge legally entitled to the Pledgee shall remain unchanged;

2. The Pledgor shall complete the procedures of registration of the pledge.

Article 6 Occupation and Preservation of the Pledged Item

1. The Pledgor shall deliver the pledged item hereunder and the document of title in connection therewith to the Pledgee for occupation and preservation. And the Pledgee shall properly preserve, maintain and take good care of the pledged item and has the right to charge the fructus incurred by the pledged item.

2. The Pledgor may neither sell, lease, transfer, assign, contract, grant, mortgage, re-pledge, deposit, jointly operate in kind, invest as a shareholder or otherwise dispose the pledged item nor claim through reporting the loss or according to the procedure for publicizing notice for assertion that the document of title becomes invalid.

Article 7 Insurance for the Pledged Item

1. Before the Pledgor delivers the pledged item to the Pledgee, if the Pledgee requests to make the pledged item insured, then the Pledgor shall insure with a full amount and according to the type of insurance required by the Pledgee and deliver the original of the policy to the Pledgee.

2. The Pledgor shall maintain the continuity of the insurance during the term of the Guarantee Contract and make the Pledgee as the 1st beneficiary of such insurance. If the Pledgor suspends the insurance, then the Pledgee may renew such insurance or purchase a new insurance. If the Pledgee fails to renew such insurance or purchase a new insurance, the Pledgor shall be solely liable for any loss caused to the Pledgee due to the suspension of insurance.

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3. If the insurance compensation is insufficient to repay the guaranteed debts, then the Pledgee has the right to separately claim compensation from the Debtor.

Article 8 Pledge Registration

1. Within 30 Working Days after the Contract is signed, pursuant to the Real Right Law of the People’s Republic of China, Guarantee Law of the People’s Republic of China and other relevant laws and regulations, the Pledgor shall take the Contract together with the Pledgee to handle the procedures of registration of the pledged item with the pledge registration office.

2. After the procedures of registration of the pledge are completed, the Pledgor shall submit the relevant registration documents to the Pledgee.

3. After the pledge registration period expires, the Pledgor is obliged to initiatively assist the Pledgee to complete the procedures of registration of the renewed pledge.

Article 9 Realization of Pledge

1. If the Debtor fails to perform the debts (including those debts required by the Pledgee for early recovery due to the breach of the Debtor and the Pledgor) due or such circumstances hereunder under which the pledge is realized occur, then the Pledgor hereby irrevocably authorizes the Pledgee to sell at a discount or through auction or sell off or otherwise directly dispose the pledged item not in accordance with the litigation or arbitration and other legal proceedings, and use the income arising from such disposal to repay the guaranteed debts after preferentially making the payment of costs arising from the disposal of the pledged item and the expenses payable or compensated by the Pledgor to the Pledgee hereunder.

2. If the rights in and to the pledged item are realized prior to the debts performance period, then the Pledgee may preferentially realize the rights in and to the pledged item and use the interests incurred thereby to early repay the guaranteed debts.

3. If the number of the Pledgor is 2 or above, while exercising the pledge, the Pledgee may dispose the pledged item of any or each Pledgor.

Article 10 Pledgor’s Statements and Commitments

1. The Pledgor is a legal entity incorporated and existing in accordance with the laws, possess the qualification and repayment ability of the Guarantor under the laws and is willing to assume and perform the guarantee liabilities.

2. For the execution of the Contract, the Pledgor has already legally obtained the approval from the competent superior department or the Board of Directors of the Company as well as any and all of the necessary authorizations.

3. The execution and performance of the Contract by the Pledgor shall neither violate any regulations or agreements which have a binding effect on the assets of the Pledgor nor any guarantee agreement or other agreements signed by and between the Pledgor and others, as well as the contents of such documents, agreements and commitments that have a binding effect on the Pledgor.

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4. Any and all documents, materials, statements and certificates provided by the Pledgor to the Pledgee shall be accurate, authentic, complete and valid. And the Pledgor shall accept the review and supervision conducted by the Pledgee on its production and operation activities and financial status and, according to the Pledgee’s requirements, at any time present the financial report, financial statements and other materials reflecting the Pledgor’s operating and credit status.

5. The Pledgor is aware of and agrees on the terms of the Master Contract, and is willing to provide the pledge guarantee to the Debtor under the Master Contract and perform the joint and several repayment obligations in accordance with the provisions of the Contract.

6. If the pledged item is owned by at least two owners, then the pledge hereunder has already obtained the written consent of any and all of such co-owners.

7. Except for the pledge established hereunder or any other pledges for which the Pledgee gives its prior written consent, not any other pledge, guarantee and other burden of indebtedness are imposed on the pledged item.

8. The rights in and to the pledged item are complete and legal and free from any defects not beneficial for the pledge. If the third individual makes a claim against the pledged item or puts forward any objections against the disposal of the pledged item, then any consequences and liabilities shall be undertaken by the Pledgor.

9. The pledged item is free from any quality defects which are not expressly understood or accepted by the Pledgee. If the pledged item has the hidden quality defects, thus causing it a failure for the Pledgee to fully repay the debts by the use of the value of such pledged item, then any consequences and liabilities shall be undertaken by the Pledgor.

10. The Pledgor may not conceal any one of the following events which have already occurred or are about to occur and may cause the Pledgee not to consider it as the Pledgor:

(1) The serious discipline violating, laws violating or being claimed events in connection with the Pledgor or its major leaders;

(2) The outstanding litigation and arbitration events;

(3) Various debts and contingent liabilities undertaken by the Pledgor or the guarantee and mortgage (pledge) guarantee provided to the third individual;

(4) Events of breach by the Pledgor under the contract signed with the Pledgee or any other Pledgee;

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(5) Other circumstances affecting the financial status and guarantee ability of the Pledgor.

11. The pledge established hereunder shall not be affected under the circumstances that the Pledgor closes down or suspends its business, enters into the stage of merger, change of production, cancellation, contracting, division, joint venture, joint operation, shareholding reform and the change or termination.

12. After the Pledgor performs the guarantee liabilities by the use of the pledged item, without prejudice to the future repayment of the debts by the Debtor, the Pledgor may request the Debtor to make the repayment. However, if the Debtor is requested by the Pledgor for the repayment and at the same time receives any payment demand from the Pledgee hereunder, then the Pledgor agrees that the Debtor shall preferentially repay the debts payable by the Debtor to the Pledgee.

13. If the Debtor and the Pledgor have already executed or will execute the Counter-guarantee Contract with respect to the guarantee obligations hereunder, then such Counter-guarantee Contract may not damage any rights of the Pledgee hereunder in law or in fact.

14. In case of any other guarantee under the Master Contract, the guarantee liabilities undertaken by the Pledgor to the Pledgee shall not be affected and discharged or reduced by the guarantee provided by any other guarantor, and the assumption of guarantee liabilities undertaken by the Pledgor shall not condition upon the claim or the litigation or arbitration or enforcement made by the Pledgee against any other guarantor.

15. When the principal debtor fails to perform the debts in accordance with the provisions hereof, regardless of any other guarantee (including but not limited to the guarantee, mortgage, pledge, Performance Guarantee, Standby L/C and any other modes of guarantee to be exercised) owned by the Pledgee for the creditor’s rights under the Master Contract, the Pledgor is obliged to perform any and all of the guarantee liabilities under the Guarantee Contract.

Article 11 Liabilities for Breach

1. In case of any one of the following circumstances, it shall constitute a breach by the Pledgor.

(1) The Pledgor fails to perform the representations and commitments mentioned in Article 10;

(2) The value of the pledged item is decreased due to the Pledgor’s behavior;

(3) The Pledgor fails to perform the provisions of other terms hereof.

2. If the Pledgor makes a breach, the Pledgee may take any one or several of the following measures:

(1) To urge the Pledgor to make a correction within a time limit;

(2) To declare the principal debts to become due in advance and dispose the pledged item for the repayment of principal debts;

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(3) To request the Pledgor to pay a penalty equal to ∕ % of the principal of the principal debts;

(4) To, in case the penalty is insufficient to cover the actual loss, request the Pledgor to make a supplemental payment;

(5) To make the Pledgor investigated for the liabilities for breach by legal means.

3. During the pledge period, where the value of the pledged item is or may be decreased due to any reason other than those of the Pledgor, the Pledgee may take the measures listed in Paragraph 2 of this Article.

Article 12 Independence of the Guarantor’s Obligations

1. The Pledgor’s obligations hereunder shall be of independence and not affected by the relationship between any party hereto and the third individual, except for otherwise stipulated herein.

2. If the Pledgee and the Debtor agree to modify and amend the Master Contract, the Pledgor is still obliged to perform the guarantee obligations hereunder. And the Pledgor’s guarantee liabilities shall remain unchanged.

3. The Pledgor provides guarantee for the Debtor’s performance of any obligations under the Master Contract, the breach by the Debtor of any provisions of the Master Contract (including but not limited to the use of financing funds by the Debtor not for the purpose stipulated in the Master Contract) shall not affect the Pledgor to perform the guarantee obligations hereunder.

Article 13 Notice

1. Any notice, demand for payment or various correspondences and contacts hereunder shall be made in writing and sent to the other party as per the address, telex or other contact methods specified in the cover of the Contract.

2. In case of any changes to the aforesaid contact methods of any party hereto, such party shall immediately inform the other party.

3. Any documents, correspondence and notice shall be deemed as served on the following date as long as being sent to the aforesaid address:

(1) The 5th working day after the date of mailing, if sent by mail (including the EMS, ordinary mail and registered mail);

(2) The date of service, if sent by fax or other electronic communication methods;

(3) The date of receipt by the consignee, if sent by personal delivery.

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Where the Pledgee issues the notice by way of the announcement released in its website, online banking, telephone banking or business outlets, then the date on which the announcement is released shall be deemed as the date of service. In no event the Pledgee shall be liable for any transmission errors, omission or delay incurred in the mail, fax, telephone or any other communication system.

4. If the Pledgor changes its name, legal representative and address but fails to give a written notice to the Pledgee, then any and all notices or documents issued by the Pledgee to the Pledgor according to the contact methods specified herein shall be deemed as having been served.

Article 14 Jurisdiction, Applicable Law and Disputes Resolution

1. The establishment, effects, interpretation, performance and disputes resolution of the Contract shall be governed by the laws of the People’s Republic of China.

2. Any disputes or controversies arising from or in connection with the Contract shall be resolved through negotiation; in case a settlement fails to be reached, the following 2nd way shall be adopted:

(1) To file a lawsuit to the People’s Court of the place where the Pledgee is situated;

(2) To submit to Shenzhen Arbitration Commission for arbitration in accordance with its then valid arbitration rules implemented at the time of application. The arbitration shall be conducted in Shenzhen and the arbitration award shall be final and binding on the parties;

(3) Other ways:                                                                     ∕                                                                                                   .

3. During the period of disputes, the terms of the Contract not under the disputes shall be continuously performed. And the Pledgor may not reject to perform any of its obligations hereunder due to the reason of disputes resolution

Article 15 Effectiveness and Miscellaneous

1. The Contract shall become effective upon being signed or sealed by both parties thereto.

2. Pursuant to the laws and regulations of China, if the registration is required for the pledge hereunder, the Pledgor shall immediately deal with the legal registration procedures together with the Pledgee after signing the Contract with the Pledgee.

3. During the term of the Contract, any forbearance, grace, concession or suspension of exercise of the rights or interests herein granted by the Pledgee to the Debtor and the Guarantor shall not impair, affect or restrict any and all rights and interests entitled to the Pledgee under the relevant laws, administrative regulations and the Contract, nor be deemed as the waiver of the Pledgee in the rights and interests hereunder or affect any obligations of the Pledgor hereunder.

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4. The Pledgee has the right to, according to the business management demand, authorize or entrust any other branches of Industrial Bank to perform the rights and obligations (including but not limited to entrusting any other branches of Industrial Bank to sign relevant contracts) under the Master Contract, or to appropriate the financing funds under the Master Contract to any other branches of Industrial Bank for preservation and management. The aforesaid behavior of the Pledgee shall not need to obtain the consent from the Pledgor and the Pledgor is still obliged to perform the guarantee liabilities in accordance with the provisions hereof.

5. The appendix hereto shall be an integral part hereof and have the same legal effects as the text of the Contract.

6. Working Days herein mean the banking business day. During the performance of the Contract, if any date of withdrawal and repayment falls on any day other than the business day, then it shall extend to the next business day. The Contract shall be terminated since the debts under the Master Contract and the Contract are repaid. Thereafter, the Pledgee shall return the pledged item and relevant document of titles in its possession to the Pledgor.

7. The text of the Contract shall be made into triplicate with the Pledgee holding copy (copies), the Pledgor holding          copy (copies) and          holding          copy (copies). These copies have the same legal effects.

Article 16 Notary and Willingness to Accept the Enforcement

1. If either party hereto proposes to make the Contract notarized, the Contract shall be notarized at the Notary Office regulated by the State.

2. The Contract notarized shall be enforced. And if the Pledgor makes a breach, or the Debtor fails to perform the debts or the circumstances under which the Pledgee realizes its pledge in accordance with the laws, regulations and the provisions of the Contract occur, the Pledgee may directly apply to the People’s Court having the jurisdiction for the enforcement.

Article 17 Supplementary Terms

1. The parties hereto confirm that the address and contact methods of each party specified herein shall be considered as the address and methods of service of the legal instruments (including but not limited to the Arbitration Application, Arbitration Notice or Case Filing Notice or Acceptance Notice, Written Defense, Counter-claim, evidence, Court Session Notice, Arbitration Award, Mediation Agreement, Execution Notice, Notice on Performance within A Time Limit and other legal instruments issued during the arbitration acceptance and execution) in connection with the Contract.

Consignee: Sun Xun; Detailed Add.: No. 68 Xinsha Road, Pinghu Street, Longgang District, Shenzhen

Zip Code: 518100; Tel.: 0755-89686236

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Designated Consignee (if any):           ; Detailed Add.:

Zip Code:              ; Tel.:

The parties hereto confirm and agree to deliver and serve the legal instruments face to face and according to the following ways:

□ mail; □ fax reception, No.:              ; □ E-mail, add.:              ;

□ SMS, No.:                  .

The aforesaid legal instruments delivered to any one of the aforesaid address according to any one of the methods shall be deemed as having been served (the service by the designated consignee on behalf is deemed as the service by the person who designates such consignee). In case of any changes to the address and methods of service of either party, such party shall timely give a written notice to the other party; otherwise, no change shall be considered and the relevant liabilities shall be undertaken by such party.

1. After the pledged bank’s acceptance bill becomes due, the Pledgee shall present the bill and then transfer the amount honored into the security deposit account corresponding to the business hereunder.

2. The Pledgor ensures that the pledged bill is authentic and valid during the period of pledge and collection, and shall not obstruct the exercise by the Pledgee of the rights in and to such bill.

3. After the Pledgee completes the bill pledge or bill discount business for the Pledgor, if it is found that such bill is forged, transformed or not to be in line with the regulations upon inquiry, or the acceptance bank rejects the payment of such bill at the time of collection by the Pledgee, then the Pledgee commits that it shall unconditionally replace such bill with the same value or unconditionally re-purchase such bill and, within 3 Working Days upon receipt of the written notice from the Pledgee, make the same payment as the value of such bill. If the Pledgor is unable to perform any and all of the payment obligations during the aforesaid period, the Pledgor irrevocably authorizes the Pledgee to directly deduct the corresponding amount from its account opened at the end of the Pledge. If the capital in such account is insufficient for the repayment, the Pledgee may request the Pledgor to perform the obligations to repay the principal and interests of such corresponding amount according to the laws and regulations or the provisions of the Agreement. And the costs incurred by the Pledgee due to the realization of its creditor’s rights shall be borne by the Pledgor.

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Pledgee (Official Seal):	Principal/Signatory (Signature & Seal):

, 2015

Pledgor (Official Seal):	Legal Representative/Signatory (Signature & Seal):

, 2015

Registration Authorities (Official Seal):	Principal (Signature & Seal):

Date:

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Appendix:

Under the Pledge Contract (No.: X.Y.S.L.G.Z.Y.Z. (2015) 0136) (For each single public business),

List of Pledged Item

Name	Specs	Unit	Qty	Certificate Name and Number	Domicile	Assessed Value (RMB)	Remarks
Bank’s Acceptance Bill		Piece	1	3040005122711905		¥4,481,523.00
Bank’s Acceptance Bill		Piece	1	3040005122711906		¥2,500,846.00

Pledgor (Signature & Seal):	Pledgee (Official Seal):	Filled on: , 2015
Bank’s Operator (Signature):

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